Exhibit 3.42

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/11/1996
960363237 - 2693344

CERTIFICATE OF INCORPORATION OF

SURGICAL ACQUISITION CORP.

THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the corporation is:

SURGICAL ACQUISITION CORP.

SECOND: The registered office of the corporation is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware, 19805-1297. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation is authorized to issue is one thousand (1,000) designated as Common Stock with a par value of One Dollar ($1.00) per share.

FIFTH: The name and address of the Incorporator are as follows:

NAME	ADDRESS
Patricia Cosentino	33 North LaSalle Street
Chicago, Illinois 60602

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

(2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens and all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(3) The Directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holder of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise by open to legal attack because of directors’ interest or for any other reason.

(4) In addition to the powers and authorities herein-before or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: The personal liability of Directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.

/s/ Patricia Cosentino
Incorporator
Patricia Cosentino

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/24/1997
971062110 – 2693344

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

SURGICAL ACQUISITION CORP.

The undersigned, R. C. Gluth, Vice President, and Robert W. Webb, Secretary, of SURGICAL ACQUISITION CORP., do hereby certify as follows:

FIRST: That the name of the Corporation is SURGICAL ACQUISITION CORP.

SECOND: That the Certificate of Incorporation was filed in the Office of the Secretary of State of Delaware on the 11th day of December, 1996.

THIRD: That the Certificate of Incorporation of said Corporation has been amended as follows:

That ARTICLE FIRST of the Certificate of Incorporation is hereby amended to read as follows:

“FIRST:	The name of the corporation is:

SURGICAL SPECIALTIES CORPORATION”.

FOURTH: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the Vice President and Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation, pursuant to the General Corporation Law of the State of Delaware, do hereby certify the adoption of the amendment, declaring that the facts herein stated are true, and accordingly have hereunto signed this Certificate this 20th day of February, 1997.

SURGICAL ACQUISITION CORP.

/s/ R. C. Gluth
R. C. Gluth
Vice President

/s/ Robert W. Webb
Robert W. Webb
Secretary